SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 15, 2004

Date of Report (Date of earliest event reported)

DAIMLERCHRYSLER MASTER OWNER TRUST

(Exact name of registrant as specified in its charter)

Delaware	333-73570	26-6015118

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Stanton Christiana Drive, Newark, Delaware  19713

(Address of principal executive offices)      (Zip Code)

(248) 427-2565

(Registrant’s telephone number, including area code)

Item 5. Other Events

     On the payment date March 15, 2004, payments were made to the holders of DaimlerChrysler Master Owner Trust Series.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as a part of this Report:

     (a) Financial statement of businesses acquired:

     None

     (b) Pro forma financial information:

     None

     (c) Exhibits:

Exhibit 99:	Monthly report to holders of the
Asset Backed Notes, relating to
the March 15, 2004 Payment Date.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DaimlerChrysler Master Owner Trust
(Registrant)

	By:	DaimlerChrysler Services North America LLC, as Administrator

Date: March 22, 2004	By:	/s/ Mark L. Davis

Mark L. Davis
Assistant Controller

INDEX TO EXHIBITS

Exhibit No.	Description
99	Monthly report to holders of the Asset Backed Notes, relating to the March 15, 2004 Payment Date.